UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2025

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900-B Carnegie Avenue Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

Effective April 9, 2025, the board of directors (the “Board”) of Identiv, Inc. (the “Company” or “Identiv”) appointed Miguel (“Mick”) A. Lopez to serve as a member of the Board. Mr. Lopez will serve until the Company’s 2026 annual meeting of stockholders or until his earlier death, resignation or removal.

Mick A. Lopez, 65, currently serves on the board of directors of Zeekr Group (NYSE: ZK), a global electric vehicle company, and GoPro, Inc. (Nasdaq: GPRO), a consumer electronics and camera technology company. From June 2020 to November 2024, he served as Chief Financial Officer at Ribbon Communications (Nasdaq: RBBN), a provider of communications software and network solutions. Prior to that, Mr. Lopez served as Chief Financial Officer for various other companies, including Vista Outdoor Inc. (NYSE: VSTO), a designer and manufacturer of outdoor sports and recreation products, from April 2018 to May 2020, Veritas Technologies LLC, an enterprise data management software company, from February 2016 to July 2017, and Harris Corporation (currently L3 Harris Technologies, Inc.) (NYSE: LHX)), a defense and communications technology company, from February 2014 to January 2016. Mr. Lopez has also held senior financial leadership roles at Cisco Systems, Inc. (Nasdaq: CSCO), a global networking and IT company, Tyco Fire & Security, a security and fire protection company, and International Business Machines Corporation (IBM) (NYSE: IBM), a multinational technology and consulting company. Mr. Lopez received his MBA from The University of Chicago and his BSBA from Georgetown University. He is a Certified Public Accountant (retired) in the State of Florida.

In connection with his appointment to the Board, Mr. Lopez will enter into the Company’s standard form of indemnification agreement. Mr. Lopez will receive compensation for his service as a non-employee director, as described under the heading “Compensation of Directors” of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 15, 2024.

There is no arrangement or understanding between Mr. Lopez and any other persons pursuant to which he was selected as a director. Additionally, there are no family relationships between Mr. Lopez and any of the Company’s directors or executive officers, and Mr. Lopez has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Conditional Director Resignations

In connection with the Company’s previously announced plans to declassify the Board, on April 9, 2025, each director whose term does not expire at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”), Gary Kremen, Richard E. Kuntz, Mick A. Lopez and Kirsten F. Newquist, tendered a conditional resignation from their current Class I or Class III directorship, as applicable, effective immediately prior to the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). These resignations are conditioned upon (i) stockholder approval of an amendment to the Company’s certificate of incorporation (the “Declassification Amendment”) at the 2025 Annual Meeting and (ii) the subsequent filing and effectiveness of the Declassification Amendment, which would fully declassify the Board by the 2026 Annual Meeting. If the Declassification Amendment is approved and becomes effective, the classified structure of the Board will terminate at the 2026 Annual Meeting, and at such meeting and at each annual meeting of stockholders thereafter, all directors will stand for election for one-year terms. In addition, on April 9, 2025, each director whose term expires at the 2025 Annual Meeting, Laura Angelini and James E. Ousley, tendered a conditional resignation from their current Class II directorship, effective immediately prior to the 2025 Annual Meeting. These resignations were made solely to facilitate such directors’ nomination for election to the Board at the 2025 Annual Meeting for a one-year term and are similarly conditioned upon the approval and effectiveness of the Declassification Amendment.

If the Declassification Amendment is not approved by stockholders at the 2025 Annual Meeting, the Board will remain classified and none of the aforementioned resignations will take effect.

In connection with the Declassification Amendment and the Board’s ongoing review of corporate governance best practices, the Board also approved an amendment to the Company’s corporate governance guidelines to provide that if a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director must promptly tender his or her irrevocable resignation for the Board’s consideration. In addition, the amended guidelines provide that the Board shall nominate or elect as a director only persons who have agreed to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective if (i) a majority of the votes cast for the director are marked “against” or “withheld” at the next annual meeting at which the nominee faces re-election and (ii) the Board accepts such resignation. In accordance with the amended guidelines, the Company has received such irrevocable, conditional resignations from each of Ms. Angelini, Dr. Kuntz, Mr. Lopez, Ms. Newquist, and Mr. Ousley. Mr. Kremen has tendered his resignation from the Board effective immediately prior to the 2026 Annual Meeting.

Additional Information and Where to Find It

Identiv will file a definitive proxy statement with the SEC with respect to its solicitation of proxies for its 2025 annual meeting of stockholders. SECURITYHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SOLICITATION. Securityholders may obtain free copies of these documents and other relevant documents filed with the SEC by Identiv (when they become available) through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Identiv are also available free of charge in the “Investors—Financials” section of Identiv’s website at https://www.identiv.com/iot/investors/financials.

Participants in the Solicitation

Identiv, its directors and officers are or may be considered “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from the holders of Identiv’s common stock. Information about Identiv’s directors and executive officers, including compensation, is set forth in the sections entitled “Proposal 3–The Election of Directors Proposal” and “Executive Compensation” in its definitive proxy statement on Schedule 14A filed with the SEC on May 13, 2024 (the “2024 Proxy Statement”).

Information about the ownership of Identiv’s common stock by Identiv’s executive officers and directors is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the 2024 Proxy Statement. To the extent holdings by the directors and executive officers of Identiv securities reported in the 2024 Proxy Statement have changed, such changes have been reflected in Form 4s filed with the SEC as set forth next to such executive officer’s or director’s name below, except with respect to Mr. Lopez, who does not currently own any securities of Identiv. Updated information regarding the identity of potential participants, and their direct or indirect interests (by security holdings or otherwise), will be reflected in Forms 3, 4, or 5 to be filed with the SEC, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive proxy statement to be filed with the SEC. All of these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Investors–Financials” section of Identiv’s website at https://www.identiv.com/iot/investors/financials.

Directors	Security Ownership of Directors	Executive Officers	Security Ownership of Executive Officers
James E. Ousley	Form 4 filed on October 23, 2024	Kirsten F. Newquist*	Forms 4 filed on May 23, 2024, October 1, 2024, February 26, 2025 and March 17, 2025
Laura Angelini	Form 4 filed on October 23, 2024	Justin Scarpulla	Forms 4 filed on September 10, 2024, December 3, 2024, January 3, 2025, February 26, 2025, March 3, 2025, March 17, 2025 and April 2, 2025, and Form 4/A filed on October 2, 2024
Gary Kremen	Form 4 filed on October 23, 2024
Richard E. Kuntz	Form 4 filed on October 23, 2024

*	Also a director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

April 15, 2025	By:	/s/ Justin Scarpulla
Justin Scarpulla Chief Financial Officer